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                                                                   Exhibit 17(e)

ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND                         00001

THE ATLAS FUNDS C/O NFDS
PO BOX 419056  KANSAS CITY MO  64141




                                    00001       TAX I.D. OR SOC. SEC. NO.
                                                ACCOUNT NO.
                                                FUND NO.
                                                RECORD DATE SHARES



ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND

Proxy Solicited on Behalf of the Board of Directors of Atlas Assets, Inc. for the Special Meeting of Shareholders of the Atlas National Insured Intermediate Municipal Fund (the "Fund") on November 24, 1997.

The undersigned hereby appoints Steven Gray and Theresa Lee and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the aforesaid Special Meeting of Shareholders to be held at the World Savings Center, Fourth Floor, 1901 Harrison Street, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time, and at any adjournment thereof, on all matters coming before said Meeting.

PROPOSAL(S)

1) To approve the Agreement and Plan of Reorganization between the Fund and the Atlas National Municipal Bond Fund.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND WILL AUTHORIZE THE PROXIES TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN
                                THE TOP PORTION.

Place the ballot so that the return address, located on the reverse side of the mail-in-stub, appears through the window of the envelope.

ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND
                                                       PROXY VOTING MAIL-IN-STUB
RECORD DATE SHARES

Please sign exactly as your name or names appear on the proxy. All joint owners must sign and each should sign personally. Proxies of corporation, partnerships, and fiduciaries should be signed by the authorized person with full title indicated.

                                                            PROPOSAL(S)
                                             1) [ ] FOR  [ ] AGAINST [ ] ABSTAIN


Dated:  ______________________________, 1997

____________________________________________

____________________________________________
      Signature(s) of Shareholder(s)